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                                                                    EXHIBIT 16.1


November 12, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:

We have read the section entitled "Changes in Accountants" contained in the Form S-1 of Universal Truckload Services, Inc. dated November 12, 2004 and we agree with the statements made therein.


Yours truly,



DELOITTE & TOUCHE LLP

Detroit, Michigan